Exhibit 99.1

PROXY

BENIHANA INC.

This proxy is solicited on behalf of the Board of Directors of Benihana Inc. (the “Company”)

Special Meeting of Stockholders on ______, 2011.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING: The notice of meeting and proxy statement are available at www.benihana.com.

The undersigned stockholder of BENIHANA INC., hereby appoints Richard C. Stockinger and Cristina L. Mendoza, or any one of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, and hereby authorizes them to vote all shares of Common Stock, Class A Common Stock and Series B Preferred Stock (“all shares”) of BENIHANA INC. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on _______, 2011 at ______, and any adjournments thereof on all matters coming before said meeting.

In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which the proxy is given in accordance with the recommendation of the Board of Directors set forth on this card and in the discretion of the proxies on any other matter that may properly come before the special meeting.

The Board of Directors recommends a vote FOR the approval of each of the following proposals.

For such proposal, mark one box in blue or black ink as indicated:    ☒

A.           To approve the “Reclassification” by means of adopting an amendment and restatement of the Company’s certificate of incorporation, pursuant to which each share of Class A Common Stock will be reclassified as and changed into one share of Common Stock; the class of Class A Common Stock (of which 32,500,000 shares are currently authorized) will be eliminated; certain obsolete provisions relating to the Company’s dual-class common stock structure and the class of Class A Common Stock will be eliminated; and the number of authorized shares of Common Stock will be increased from 12,000,000 to 30,000,000 shares.

FOR   ☐                   AGAINST   ☐                             ABSTAIN   ☐

B.           To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Reclassification

FOR   ☐                   AGAINST   ☐                             ABSTAIN   ☐

Please sign here exactly as your name(s) appear(s) on this proxy.

Date:                                           , 2011

______________________________________________
(Signature)

______________________________________________
(Signature)

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

EX-99.1